UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2008

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 6, 2008, Salix Pharmaceuticals, Ltd. issued a press release announcing the successful completion and outcome of its pivotal Phase 3 trial to evaluate the efficacy, safety and tolerability of rifaximin in preventing hepatic encephalopathy. A copy of this press release is attached as Exhibit 99.1.

On October 6, 2008, the company also issued a press release announcing that it presented at the annual meeting of the American College of Gastroenterology results from a phase II chemical trial that demonstrate the clinical utility of rifaximin in treating patients with irritable bowel syndrome (IBS). A copy of this press release is attached as Exhibit 99.2.

On October 7, 2008, the company issued a press release announcing data that demonstrates that mesalamine granules maintained remission in ulcerative colitis patients who switched from another 5-ASA product. A copy of this press release is attached as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 6, 2008.

99.2	Press release dated October 6, 2008.

99.3	Press release dated October 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: October 7, 2008
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer